UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 17, 2015

BLUE CALYPSO, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53981	20-8610073
(Commission File Number)	(IRS Employer Identification No.)

101 W. Renner Rd, Suite 280 Richardson, TX	75082
(Address of principal executive offices)	(Zip Code)

(800) 378-2297
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2015, the Compensation Committee of the Board of Directors of Blue Calypso, Inc. (the “Company”) set the annual base compensation of the Company’s Chairman and Chief Executive Officer, Andrew Levi at $250,000, effective October 1, 2015. Mr. Levi’s base salary had been temporarily reduced to $137,500 for a period of 12 months pursuant to a settlement and standstill agreement entered into between the Company and one of its stockholders dated September 26, 2014. In addition, the Compensation Committee awarded Mr. Levi options to purchase 32,864 shares of the Company’s common stock (the “Options”). The Options are exercisable at an exercise price of $5.00 per share for a term of 10 years. The Options were fully vested at the time of issuance. In addition, Mr. Levi shall be eligible to receive a bonus at year-end with a target level of 100% of his base salary, which will also be paid in options to purchase shares of the Company’s common stock.

Item 3.02	Unregistered Sale of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date: October 22, 2015	By:	/s/ Chris Fameree
Chris Fameree
Chief Financial Officer